 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 7, 2002
                                        REGISTRATION NO. 333-___________________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          REGENT COMMUNICATIONS, INC.
                          ---------------------------

             (Exact name of registrant as specified in its charter)

             DELAWARE                                    31-1492857
   -------------------------------            ----------------------------
   (State or other jurisdiction of                      (I.R.S.
   incorporation or organization)             Employer Identification No.)


                                 --------------


      100 EAST RIVERCENTER BOULEVARD, 9TH FLOOR, COVINGTON, KENTUCKY 41011
                                 (859) 292-0030
   ---------------------------------------------------------------------------
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ---------------

                                 TERRY S. JACOBS
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                           REGENT COMMUNICATIONS, INC.
                    100 EAST RIVERCENTER BOULEVARD, 9TH FLOOR
                            COVINGTON, KENTUCKY 41011
                                 (859) 292-0030
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                                 ---------------

                          COPIES OF COMMUNICATIONS TO:
                            Douglas D. Roberts, Esq.
                          Christine Oliver Hines, Esq.
                           Graydon Head & Ritchey LLP
                             1900 Fifth Third Center
                                511 Walnut Street
                             Cincinnati, Ohio 45202
                              Phone: (513) 621-6464
                               Fax: (513) 651-3836

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ] If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                         CALCULATION OF REGISTRATION FEE

----------------------------- -------------------- ------------------------- ------------------------ -----------------------
TITLE OF EACH CLASS OF        AMOUNT TO BE         PROPOSED MAXIMUM          PROPOSED MAXIMUM         AMOUNT OF
SECURITIES TO BE REGISTERED   REGISTERED (1)       OFFERING PRICE PER UNIT   AGGREGATE OFFERING       REGISTRATION FEE  (3)
                                                   (2)                       PRICE (2)
----------------------------- -------------------- ------------------------- ------------------------ -----------------------
COMMON STOCK, $.01 PAR          174,917 SHARES               $5.43              $949,799.31                $87.38
VALUE PER SHARE
----------------------------- -------------------- ------------------------- ------------------------ -----------------------

(1) In addition, pursuant to Rule 416, this registration statement covers such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) of the General Rules and Regulations under the Securities Act of 1933, as amended, based on the average of the high and low prices of Regent Common Stock as reported on the Nasdaq National Market on February 6, 2002.
(3) The registration fee of $87.38 was calculated pursuant to Rule 457(c) of the General Rules and Regulations under the Securities Act of 1933 by multiplying (A) .000092 by (B) the proposed maximum offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                  SUBJECT TO COMPLETION, DATED FEBRUARY 7, 2002


PROSPECTUS


                           REGENT COMMUNICATIONS, INC.



                         174,917 SHARES OF COMMON STOCK

              ----------------------------------------------------



         The entity identified in "Selling Stockholder" on page 7 is offering to sell 174,917 shares of common stock of Regent Communications, Inc. All offers and sales will be made as described in "Plan of Distribution" beginning on page 8.


         The sale price for these shares may vary from transaction to transaction. Any sales commissions may also vary.


         Regent common stock is traded on The Nasdaq National Market under the symbol "RGCI."



          ------------------------------------------------------------


         FOR A DESCRIPTION OF CERTAIN SIGNIFICANT CONSIDERATIONS IN CONNECTION WITH THE SHARES AND RELATED MATTERS DESCRIBED IN THIS DOCUMENT, SEE "RISK FACTORS" BEGINNING ON PAGE 2.

          ------------------------------------------------------------


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          ------------------------------------------------------------


         THE INFORMATION IN THIS DOCUMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT ISSUE THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS DOCUMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                The date of this prospectus is ____________, 2002

                        ---------------------------------

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

SUMMARY....................................................................1

RISK FACTORS...............................................................2

FORWARD-LOOKING STATEMENTS.................................................6

USE OF PROCEEDS............................................................7

SELLING STOCKHOLDER........................................................7

PLAN OF DISTRIBUTION.......................................................8

LEGAL MATTERS..............................................................9

EXPERTS....................................................................9

WHERE YOU CAN FIND MORE INFORMATION........................................9

INCORPORATION BY REFERENCE................................................10

                        ---------------------------------

         YOU SHOULD RELY ONLY ON INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES.

                                     SUMMARY

         This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before you make an investment decision. You should carefully read this entire prospectus, including the "Risk Factors" section, and the documents we have referred you to, including the documents incorporated herein by reference, before making your investment decision.

                           REGENT COMMUNICATIONS, INC.

         We are a radio broadcasting company focused on acquiring, developing and operating radio stations in middle and small-sized markets. We were founded in 1996 by Terry S. Jacobs and William L. Stakelin, who have more than 60 years of combined experience in establishing, growing and operating radio broadcasting companies.

         Our acquisition strategy is to expand within our existing markets and to enter into new middle and small-sized markets in which we believe we can effectively execute our operating strategies. After entering a market, we seek to acquire additional stations that will allow us to reach a wider range of demographic groups to appeal to advertisers and increase revenue. We also integrate these stations into our existing operations in an effort to achieve substantial cost savings. Our strong management team has successfully executed this strategy and has strengthened our operations by selling stations in various markets that did not fit within our existing strategy and by exiting our smallest markets as planned.

         Our principal executive offices are located at 100 East RiverCenter Boulevard, 9th Floor, Covington, Kentucky 41011 and our telephone number is
(859) 292-0030.

         For more detailed information about us, please see our Annual Report on Form 10-K for the year ended December 31, 2000; our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2001; our Current Report on Form 8-K filed with the SEC on November 26, 2001; our Proxy Statement dated April 19, 2001; and the description of our common stock contained in our registration statement filed under the Securities Exchange
Act of 1934, including any amendment or report filed for the purpose of updating such description, which are incorporated into this document by reference. See "Where You Can Find More Information."

                           SECURITIES TO BE REGISTERED

Issuer...............................    Regent Communications, Inc.

Common Stock Offered.................    174,917 shares

Use of Proceeds .....................    We will not receive any proceeds from
                                         the sale of the common stock by the
                                         selling stockholder.

Trading...............................   Our stock is listed on The Nasdaq Stock
                                         Market's National Market under the
                                         symbol "RGCI."

                                  RISK FACTORS

         You should carefully consider the following risk factors in addition to the other information in this prospectus before purchasing shares of our common stock. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as the value of an investment in our common stock.

WE HAVE A HISTORY OF NET LOSSES THAT MAY CONTINUE IN THE FORESEEABLE FUTURE.

         We had net income of approximately $13.9 million for the year ended December 31, 2000, primarily due to a gain of approximately $17.5 million which we recognized on an exchange of radio stations with Clear Channel Communications, Inc. We had a net loss of $6.8 million for the year ended December 31, 1999. The primary reasons for our losses in 2000, when excluding the gain on our exchange of radio stations, and 1999, are significant charges for depreciation and amortization relating to the acquisitions of radio stations and interest charges on our outstanding debt. As we acquire additional stations, depreciation and interest charges will probably increase. However, effective January 1, 2002, we will no longer be required to expense amortization relating to goodwill and other indefinite life intangible assets. We will likely have a net loss for the year ended December 31, 2001, and we may continue to experience net losses in the future.

OUR ACQUISITION STRATEGY MAY NOT BE SUCCESSFUL.

         We have experienced rapid growth, and intend to continue our aggressive growth strategy, by acquiring radio stations in middle and small-sized markets. This strategy is subject to a variety of risks, including the:

         - increase in prices for radio stations due to increased competition for acquisition opportunities;

         - reduction in the number of suitable acquisition targets resulting from continued industry consolidation;

         - inability to negotiate definitive purchase agreements on satisfactory terms;

         -        loss of key employees of acquired stations;

         - diversion of management's attention from other business concerns;

         -        inability to sell any non-performing station; and

         - failure or unanticipated delays in completing acquisitions due to difficulties in obtaining required regulatory approvals.

         If we are unable to grow as planned, we may not be able to compete successfully with larger broadcasting companies and other media.

IF WE ARE UNABLE TO MANAGE EFFECTIVELY OUR PLANNED RAPID GROWTH, OUR OPERATIONS AND REVENUES COULD SUFFER.

         We have grown substantially in a relatively short period of time and we intend to grow rapidly in the future. To manage our growth successfully, we must, among other things, continue to develop our financial and management controls and management information systems, stringently control our costs, increase our marketing activities, attract and retain qualified management personnel, and train new personnel.

WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT ADDITIONAL FINANCING FOR FUTURE ACQUISITIONS.

         Depending upon the nature, size and timing of our acquisitions, we may require financing in excess of that available under our bank credit facility. We cannot assure you that our bank credit facility or any other agreements to which we are a party will permit additional borrowings at the desired times. Nor can we assure you that additional and/or alternative financing from other sources will be available to us or, if available, that the financing would be on terms acceptable to us.

RESTRICTIONS AND LIMITATIONS IMPOSED UNDER OUR CREDIT FACILITY COULD ADVERSELY AFFECT OUR ABILITY TO OPERATE OUR BUSINESS AND IMPLEMENT OUR STRATEGY.

         Our credit facility restricts, subject to certain conditions, among other things, our ability to:

         -        incur additional indebtedness and/or liens;

         -        pay dividends or make certain other restricted payments;

         -        enter into certain transactions with affiliates;

         -        merge or consolidate with any other person; or

         - sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of our assets.

WE MAY LOSE AUDIENCE SHARE AND ADVERTISING REVENUE TO COMPETING RADIO STATIONS.

         Our radio stations compete with other radio stations in each market for audience share and advertising revenue. Our advertising revenue primarily depends upon our stations' audience share in the demographic groups targeted by our advertisers. If a competing station converts to a format similar to that of one of our stations, or if one of our competitors strengthens its operations, our stations could suffer a reduction in ratings and advertising revenue. Other radio companies which are larger and have more resources may also enter our markets. Although we believe our stations are well positioned to compete, we cannot assure you that our stations will maintain or increase their current ratings or advertising revenue.

WE MAY LOSE AUDIENCE SHARE AND ADVERTISING REVENUE TO INDIRECT COMPETITORS.

         We also compete with other media such as television, newspapers, direct mail and outdoor advertising for advertising revenue. The radio broadcasting industry is also facing competition from new media technologies that are being developed, such as the following:

         - audio programming by cable television systems, direct broadcasting satellite systems and other digital audio broadcasting formats;

         - satellite-delivered digital audio radio service, which could result in the introduction of several new satellite radio services with sound quality equivalent to that of compact discs; and

         - in-band-on-channel digital radio and new low power FM radio, which could provide radio services in the same frequency range currently occupied by traditional FM and AM radio services.

         A loss of audience share to these media could result in decreased advertising revenue for us.

WE MAY LOSE ADVERTISING REVENUE FOLLOWING THE SEPTEMBER 11TH TERRORIST ATTACKS.

         At the time of the September 11th attacks, we decided that the public interest would be best served by the presentation of continuous commercial-free coverage of the unfolding events on our stations. This decision resulted in a loss of advertising revenue for our stations. Due to the continued uncertainties surrounding the U.S. response to the terrorist attacks, we cannot assure you that we will not experience similar losses in the near future. Additionally, the economic uncertainty fueled by the attacks and the ongoing war on terrorism, on top of an already sluggish economy, have resulted in decreased revenues and could cause our advertisers to reduce spending, which could further decrease our revenues.

AN ECONOMIC DOWNTURN IN ANY OF OUR MARKETS COULD ADVERSELY AFFECT OUR REVENUE AND CASH FLOW.

         Our stations are located in a relatively small number of markets. A significant decline in net broadcasting revenue from our stations in any one of our markets could have a material adverse effect on our operations and financial condition.

THE LOSS OF KEY PERSONNEL COULD DISRUPT THE MANAGEMENT OF OUR BUSINESS.

         Our business depends upon the continued efforts, abilities and expertise of Terry S. Jacobs, William L. Stakelin and our other executive officers and key employees. We believe that the unique combination of skills and experience possessed by these individuals would be difficult to replace and that, in particular, the loss of Mr. Jacobs or Mr. Stakelin would have a material adverse effect on us. These adverse effects could include the impairment of our ability to execute our acquisition and operating strategies and a decline in our standing in the radio broadcast industry. We do not presently have, and are not seeking, "key man" insurance on the life of Mr. Jacobs or Mr. Stakelin.

WE COULD EXPERIENCE DELAYS IN EXPANDING OUR BUSINESS DUE TO ANTITRUST LAWS AND OTHER REGULATORY CONSIDERATIONS.

         The Federal Trade Commission, the United States Department of Justice and the Federal Communications Commission carefully review proposed transactions under their respective regulatory authority focusing on the effects on competition, the number of stations owned in a market and/or the effects on concentration of market revenue share. Any delay, prohibition or modification required by such regulatory authorities could adversely affect the terms of a proposed transaction or could require us to abandon an otherwise attractive opportunity. We have experienced delays from time to time in connection with some of our acquisitions.

IF WE COULD NOT RENEW OUR FCC LICENSES, OUR BUSINESS WILL BE IMPAIRED.

         Our business is dependent upon maintaining our broadcasting licenses issued by the FCC, which are issued currently for a maximum term of eight years. Our broadcasting licenses will expire between 2004 and 2006. We cannot assure you that our pending or future renewal applications will be approved, or that such renewals will not include conditions or qualifications that could adversely affect our operations. Moreover, governmental regulations and policies may change over time and we cannot assure you that such changes would not have a material adverse impact upon our business, financial condition and results of operations.

IF WE DEFAULT UNDER OUR CREDIT FACILITY, WE MAY NOT BE ABLE TO REPAY SUCH INDEBTEDNESS.

         Our credit facility requires us to maintain specified financial ratios and satisfy certain financial condition tests. A breach of these or any other credit facility restrictions could result in a default under our credit facility. If an event of default occurs, then our credit facility lenders could declare all amounts outstanding, including accrued interest, immediately due and payable. If our credit facility indebtedness were accelerated, our assets may not be sufficient to repay in full such indebtedness and our other indebtedness.

WE HAVE ESTABLISHED CERTAIN ANTI-TAKEOVER MEASURES THAT COULD PREVENT AN ACQUISITION OR CHANGE OF CONTROL OF OUR COMPANY.

         Some of the provisions of our charter and bylaws could discourage, delay or prevent an acquisition or change of control of our company even if our stockholders believe the change in control would be in our and their best interests and even if the transaction might be at a premium price. These provisions:

         - permit the Board of Directors to increase its own size and fill the resulting vacancies;

         - permit the Board of Directors, without stockholder approval, to issue preferred stock with such dividend, liquidation, conversion, voting and other rights as the Board may determine; and

         - limit the persons who may call special meetings of stockholders.

         In addition, Section 203 of the Delaware General Corporation Law also imposes restrictions on mergers and other business combinations between us and any holder of 15.0% or more of our common stock.

STOCKHOLDERS OWNING A SUBSTANTIAL AMOUNT OF OUR COMMON STOCK MAY RESELL SHARES INTO THE MARKET, WHICH COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DROP SIGNIFICANTLY.

         During and following the periods in which sales of the shares offered hereby may be made, stockholders owning a substantial number of currently restricted shares of our common stock may be free to resell their shares, in accordance with registration rights, Rule 144, or otherwise. From time to time, we may also issue additional shares of our common stock in acquisitions and/or in public or private offerings. As restrictions on resale end, and as additional shares may be issued by us, the market price of our common stock could drop significantly if the holders of these shares sell them, or are perceived by the market as intending to sell them.

                           FORWARD-LOOKING STATEMENTS

         This prospectus includes forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions about us, including, among other things:

         - general economic and business conditions, both nationally and in our markets, including the ongoing impact of the September 11, 2001 tragedy and the war on terrorism;

         - our expectations and estimates concerning future financial performance, financing plans and the impact of competition;

         -        anticipated trends in the radio business;

         -        existing and future regulations affecting the radio business;

         -        our acquisition opportunities; and

         - other risk factors set forth in the "Risk Factors" section of this prospectus.

         In addition, in this prospectus, the words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect" and similar expressions, as they relate to us, our business or our management, are intended to identify forward-looking statements.

         We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the common stock by the selling stockholder. See "Selling Stockholder".

                               SELLING STOCKHOLDER

         The shares of common stock offered hereby were issued to the selling stockholder pursuant to an acquisition agreement dated as of February 4, 2002. Pursuant to the terms of the agreement, we agreed to file with the SEC a registration statement under the Securities Act and maintain its effectiveness until the later of (i) ninety days after the registration statement becomes effective, or (ii) such time as all shares offered hereby have been sold pursuant to the registration statement.

         The following table sets forth certain information with respect to the selling stockholder and the number of shares of common stock which may be sold pursuant to this document. Information regarding the number of shares held by the selling stockholder prior to the registration contemplated hereby has been obtained from the selling stockholder. The selling stockholder does not have, nor within the past three years has had, any position, office or other material relationship with us or any of our predecessors.


                                                                                     Number of      Percentage of
                                                                                     shares of      common stock
                                                                                      common         held after
                                                                                    stock held      completion of
                                      Number of shares     Number of shares of     assuming the      the sale of
                                     held prior to the         common stock         sale of all      the common
                                      sales of shares       which may be sold     shares offered        stock
             Name of                     registered          pursuant to this       pursuant to      registered
       Selling Stockholder               hereunder(1)            prospectus        this prospectus    hereunder
       -------------------               ------------            ----------        ---------------    ---------
CONNOISSEUR COMMUNICATIONS OF             174,917                174,917                 0                *
FLINT, L.P.



--------------------
(1) The Commission has defined beneficial ownership to include sole or shared voting or investment power with respect to a security or right to acquire beneficial ownership of a security within 60 days. The number of shares indicated are owned with sole voting and investment power unless otherwise noted.

* Represents less than one percent of the outstanding shares of common stock.

                              PLAN OF DISTRIBUTION

         The selling stockholder named in this document and other persons described below may offer these shares for sale. Additional persons may be named or described in one or more amendments or supplements to this document. Offers and sales of these shares may be subject to a delay period described below. Under the agreement, we are required to maintain the effectiveness of the registration statement until the later of (i) ninety days after the registration statement becomes effective, or (ii) such time as all shares offered hereby have been sold pursuant to the registration statement.

         Under the terms of the agreement, we may suspend the effectiveness of the registration statement for a period of up to ninety days during which the shares offered hereby will not be able to be resold. We shall provide written notice to the selling stockholder at the beginning and end of any delay period.

         Subject in all cases to the restrictions in the agreement described above, any distribution hereunder of the common stock by the selling stockholder may be effected from time to time in one or more of the following transactions:
(1) through brokers, acting as principal or agent, in transactions (which may involve block transactions) on the Nasdaq National Market or otherwise, at market prices obtainable at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, (2) to underwriters who will acquire shares of common stock for their own account and resell such shares in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time), (3) directly or through brokers or agents in private sales at negotiated prices, (4) to lenders pledged as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, thereunder, (5) to or through trusts created by the selling stockholder, or (6) by any other legally available means. Also, offers to purchase the common stock may be solicited by agents designated by the selling stockholder from time to time. Underwriters or other agents participating in an offering made pursuant to this document (as amended or supplemented from time to time) may receive underwriting discounts and commissions under the Securities Act, and discounts or concessions may be allowed or reallowed or paid to dealers, and brokers or agents participating in such transactions may receive brokerage or agent's commissions or fees.

         In connection with distributions of the shares of common stock offered hereby or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the shares of common stock offered hereby in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell short and redeliver the shares to close out such short positions. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the shares of common stock offered hereby, which shares such broker-dealer or other financial institution, may resell pursuant to this document (as supplemented or amended to reflect such transaction). The selling stockholder may also pledge the shares of common stock offered hereby to a broker-dealer or other financial institution and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged common stock pursuant to this document (as supplemented or amended to reflect such transaction).

         Certain costs, expenses and fees in connection with the registration of the shares of common stock offered hereby will be borne by us. Commissions, discounts, underwriting or advisory fees, broker's fees and transfer taxes, if any, attributable to the sales of the shares of common stock offered hereby will be borne by the selling stockholder.

         Brokers, dealers and other persons who sell these shares may be deemed to be "underwriters" for purposes of the Securities Act of 1933. However, no one has conceded that they will be acting as an "underwriter" in selling these shares.

         This document may be amended and supplemented from time to time to describe a specific plan of distribution. In addition, any securities covered by this document which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this document.

                                  LEGAL MATTERS

         The validity of the common stock offered hereby will be passed upon for us by Graydon Head & Ritchey LLP, Cincinnati, Ohio.

                                     EXPERTS

         The financial statements incorporated in this document by reference to the Annual Report on Form 10-K for Regent Communications, Inc. for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. Stockholders may read and copy reports, proxy statements and other information filed by us at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549; 233 Broadway, New York, New York 10279; or Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information are also available from commercial document retrieval services and at the SEC's website located at http://www.sec.gov.

         We have filed a registration statement to register with the SEC the shares of common stock offered hereby. This document is part of that registration statement and constitutes a prospectus of Regent.

         As allowed by SEC rules, this document does not contain all the information that stockholders can find in our registration statement or the exhibits to our registration statement.

                           INCORPORATION BY REFERENCE

         The SEC allows us to "incorporate by reference" information into this document, which means that we can disclose important information to stockholders by referring them to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in the other document.

         This document incorporates by reference the documents set forth below:

                  - our Annual Report on Form 10-K for the year ended December 31, 2000;

                  - our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2001;

                  - our Current Report on Form 8-K filed with the SEC on November 26, 2001;

                  -        our Proxy Statement dated April 19, 2001; and

                  - the description of our common stock contained in our registration statement filed under the Securities and Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         Additional documents that we may file with the SEC between the date of this document and the date of the sale of the shares of common stock offered hereby are also incorporated by reference. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

         Copies of any of the documents incorporated by reference (excluding exhibits unless specifically incorporated therein) are available without charge upon written or oral request from Anthony A. Vasconcellos, Chief Financial Officer of Regent Communications, Inc., 100 East RiverCenter Boulevard, 9th Floor, Covington, Kentucky 41011 (telephone number: (859) 292-0030).

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT TO MAKE YOUR DETERMINATION ON WHETHER OR NOT TO MAKE AN INVESTMENT IN THE SHARES OF OUR COMMON STOCK OFFERED HEREBY. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS DOCUMENT. THIS DOCUMENT IS DATED ________________, 2002. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE DELIVERY OF THIS DOCUMENT NOR THE SALE OF OUR COMMON STOCK WILL CREATE ANY IMPLICATION TO THE CONTRARY.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following is an itemized statement of the fees and expenses (all but the SEC fees are estimates) in connection with the issuance and distribution of the shares of common stock being registered hereunder. All such fees and expenses shall be borne by Regent except for underwriting discounts and commissions and transfer taxes, if any, with respect to any shares being sold by the selling stockholder.

          Commission Registration Fees.........................  $       87.38
          Nasdaq National Market Listing Fee...................  $        -0-
          Blue Sky fees and expenses...........................  $        -0-
          Printing and engraving expenses......................  $      500.00
          Transfer agent and registrar fee and expenses........  $        -0-
          Attorneys fees and expenses..........................  $   10,000.00
          Accounting fees and expenses.........................  $    3,000.00
          Miscellaneous........................................  $        -0-

                    Total......................................  $  13,587.38
                                                                   ============

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"), the Certificate of Incorporation of the Registrant provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the Certificate of Incorporation of the Registrant requires that the liability of a director of the Registrant must be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Further, any repeal or modification of this provision of the Certificate of Incorporation of the Registrant by the stockholders of the Registrant shall not adversely affect any right or protection of a director of the Registrant existing at the time of such repeal or modification.

         In accordance with Section 145 of the DGCL, the Certificate of Incorporation and the Amended and Restated By-laws of the Registrant provide that the Registrant shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is threatened to be made a party, or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person for whom he is a legal representative, is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person.

The indemnification and advancement of expenses pursuant to the Certificate of Incorporation and By-laws are not exclusive of any other rights which the person seeking indemnification may have under any statute, provision of such Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise. Pursuant to the terms of the Certificate of Incorporation and the By-laws, the Registrant is required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Registrant. Pursuant to Section 145 of the DGCL, the Registrant may only indemnify a person if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The Certificate of Incorporation and the By-laws further provide that the Registrant shall pay the expenses of directors and executive officers of the Registrant, and may pay the expenses of all other officers, employees or agents of the Registrant, incurred in defending any proceeding, in advance of its final disposition, upon receipt of an undertaking by the director, officer, employee or agent to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under the provisions of the Certificate of Incorporation, the By-laws or otherwise.

         Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and
(b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators.

         The Certificate of Incorporation and the By-laws provide that the Registrant's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity, shall be reduced by any amount such person may collect as indemnification from such other entity.

         If the indemnification provisions of the Certificate of Incorporation or By-laws are repealed or modified, such repeal or modification will not adversely affect any right or protection thereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

         Regent carries directors' and officers' liability insurance coverage which insures its directors and officers and the directors and officers of its subsidiaries in certain circumstances.

ITEM 16. EXHIBITS

Document                                                           Exhibit
--------                                                           -------

Opinion of Graydon Head & Ritchey LLP                               5.1

Consent of Graydon Head & Ritchey LLP                               23.1
(Included in Exhibit 5.1)

Consent of PricewaterhouseCoopers, LLP                              23.2

A power of attorney in which various individuals authorize          24.1
the signing of their names to any and all amendments to this Registration Statement and other documents submitted in connection herewith is contained on the first page of the signature pages following Part II of this Registration
Statement


-----------------------


ITEM 17. UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

                  (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                       (i)  To include any prospectus required by Section 10(a)
                       (3) of the Securities Act.

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                       (iii) To include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Regent pursuant to Section 13 or
               Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on February 7, 2002.

                                      REGENT COMMUNICATIONS, INC.


                                      By:      /s/ TERRY S. JACOBS
                                               --------------------
                                               Terry S. Jacobs
                                               Chairman of the Board and Chief
                                               Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints TERRY S. JACOBS, WILLIAM L. STAKELIN and ANTHONY A. VASCONCELLOS, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and execute on behalf of the undersigned any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any such amendments, as fully to all intents and purposes as he might or could do in person, and does hereby ratify and confirm all that said attorneys-in-fact and agents, and each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TERRY S. JACOBS                                  Date: February 7, 2002
--------------------------------------------
Terry S. Jacobs
Chairman of the Board, Chief Executive
Officer and Secretary

Principal Financial Officer and Principal
Accounting Officer:

/s/ ANTHONY A. VASCONCELLOS                          Date: February 7, 2002
------------------------------------
Anthony A. Vasconcellos
Senior Vice President and Chief Financial Officer

Directors of the Company:

/s/ JOEL M. FAIRMAN                                  Date: February 7, 2002
------------------------------------
Joel M. Fairman


                                                     Date:
------------------------------------
Kenneth J. Hanau


                                                     Date:
------------------------------------
William H. Ingram


/s/ TERRY S. JACOBS                                  Date: February 7, 2002
------------------------------------
Terry S. Jacobs


                                                     Date:
------------------------------------
R. Glen Mayfield


/s/ RICHARD H. PATTERSON                             Date: February 7, 2002
------------------------------------
Richard H. Patterson


/s/ WILLIAM L. STAKELIN                              Date: February 7, 2002
------------------------------------
 William L. Stakelin


                                                     Date:
------------------------------------
William P. Sutter, Jr.


/s/ JOHN H. WYANT                                    Date: February 7, 2002
------------------------------------
John H. Wyant